Exhibit 3.1(a)(iii)

                              CERTIFICATE OF CHANGE

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         MONETARY MANAGEMENT CORPORATION

               Under Section 805-A of the Business Corporation Law

                                  ---ooo0ooo---

               WE, THE UNDERSIGNED, Jeffrey Weiss and Donald Gayhardt being, respectively, the President and the Secretary of MONETARY MANAGEMENT CORPORATION, (the "Corporation"), hereby certify:

               1.   The name of the Corporation is Monetary Management
          Corporation;

               2.   The Certificate of Incorporation of the
          Corporation was filed by the Department of State on September 28, 1979; and

               3.   The following was authorized by the Board of
          Directors:

                    To change the registered agent in New York upon whom all process against the Corporation may be served from CT Corporation, 277 Park Ave New York, New York 10017 to CT Corporation System located at 1633 Broadway, New York, New York 10019

               IN WITNESS WHEREOF, we have signed this certificate on the 22nd day of August, 1995 and we affirm the statements contained therein as true under penalties of perjury.



                                   /s/ Jeffrey Weiss
                                   ----------------------------------------
                                   Jeffrey Weiss, President


                                   /s/ Donald Gayhardt
                                   ----------------------------------------
                                   Donald Gayhardt, Secretary








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